Exhibit 10.12

PROVIDENT BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Provident Bank, a Maryland corporation (the “Company”), hereby establishes this Supplemental Executive Retirement Plan (the “Plan”), effective as of August 1, 2004, for the purpose of attracting high quality executives and promoting in its key executives increased efficiency and an interest in the successful operation of the Company. The benefits provided under the Plan shall be provided in consideration for services to be performed after the effective date of the Plan, but prior to the executive’s retirement.

ARTICLE 1

Definitions

1.1    Administrator shall mean the person or persons appointed by the Board of Directors of the Company to administer the Plan pursuant to Article 9 of the Plan.

1.2     Beneficiary shall mean the person(s) or entity designated as such in accordance with Article 8 of the Plan.

1.3     Benefit Percentage shall have the meaning given to such term in the Participation Agreement with the Participant and may be different for each Participant

1.4     Change in Control shall mean either: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own fifty percent (50%) or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of fifty percent (50%) (rounded to the next whole person) in the membership of the Board of Directors of the Company within a twelve (12) month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (2/3) (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve (12) month period.

1.5     Company shall mean Provident Bank, a Maryland corporation.

1.6     Disability shall mean (i) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, the Participant is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company. The

Administrator may require that the Participant submit to an examination by a competent physician or medical clinic selected by the Administrator on an annual basis to confirm Disability.

1.7     Eligible Executive shall mean those senior executives of the Company as may be designated by the Administrator to be eligible to participate in the Plan.

1.8     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.9     Final Average Compensation shall mean the average annual base salary paid by the Company to the Participant during the thirty-six (36) month period ending immediately prior to the Participant’s Termination of Employment.

1.10     Participant shall mean an Eligible Executive who has begun participation in the Plan pursuant to Article 2 of the Plan. Participation shall commence on the first day of the month in which the executive is first classified as an Eligible Executive by the Administrator.

1.11     Participation Agreement shall mean the written agreement by and between the Company and Participant which specifies the terms under which benefits are provided to the Participant under the Plan in consideration for services performed on behalf of the Company.

1.12     Plan Year shall mean the calendar year, except that the initial Plan Year shall commence on August 1, 2004 and shall end on December 31, 2004.

1.13     Retirement shall mean Termination of Employment other than by reason of death, on or after the Retirement Eligibility Date.

1.14     Retirement Benefit(s) shall mean the benefits payable pursuant to the Participant on Retirement pursuant to Section 3.1.

1.15     Retirement Eligibility Date shall mean the date on which the Participant attains age sixty five (65) or such other age as may be specified in the Participation Agreement.

1.16     Settlement Date shall mean the date by which benefit payments shall commence. Unless otherwise specified, the Settlement Date shall be no later that the last day of January of the Plan Year following the Termination of Employment except that the Settlement Date for a “Key Employee” as defined in Section 416(i) of the Internal Revenue Code (without regard to paragraph (5) of that Section) shall be no earlier than six (6) months following Termination of Employment of any reason other than the Participant’s death.

1.17     Termination of Employment shall mean the date of the cessation of the Participant’s employment with the Company for any reason whatsoever, whether voluntary or involuntary, including as a result of the Participant’s Retirement, death or Disability.

1.18     Unreduced Retirement Benefit shall mean, with respect to a Participant, the Participant’s Retirement Benefit, calculated in accordance with Section 3.1, but disregarding clauses (2) and (3) thereof.

1.19     Years of Participation shall mean the cumulative consecutive Plan Years the Participant has participated in the Plan, beginning with the first complete Plan Year coinciding with or beginning after the Participant is first enrolled in the Plan pursuant to Article 2 of the Plan.

ARTICLE 2

Participation

2.1     Automatic Enrollment. An Eligible Executive shall automatically be enrolled in the Plan as of the first day of the month in which he or she is first designated as an Eligible Executive by the Administrator.

ARTICLE 3

Calculation of Retirement and Termination Benefit

3.1     Retirement Benefit. The Retirement Benefit shall be an annual amount, commencing after Retirement, payable over the lifetime of the Participant, but for no less than fifteen (15) years, equal to:

(1) the product of (i) the Participant’s Benefit Percentage and (ii) the Participant’s Final Average Compensation, minus

(2) the annual amount payable to the Participant under the normal form of distribution under the Company’s qualified defined benefit plan, minus

(3) the annual amount of the normal Social Security benefit payable to the Participant.

3.2     Termination Benefit. The Termination Benefit shall be an annual amount, commencing after the Participant attains age 65, payable over the lifetime of the Participant, but no less than fifteen (15) years, determined in the same manner as the Retirement Benefit, except that each Participant’s Participation Agreement may provide for a reduced Benefit Percentage in the event that the Participant Terminates Employment prior to attaining age 65 with less than a stated number of Years of Participation. Notwithstanding the forgoing, each Participant shall be entitled to receive a benefit using the maximum Benefit Percentage set forth in the Participation Agreement, regardless of the Participant’s Years of Participation, in the event of Termination of Employment (i) by reason of the Participant’s Retirement, Disability or death, or (ii) after a Change in Control.

ARTICLE 4

Payment of Retirement and Termination Benefits

4.1     Retirement Benefit. In the event of the Participant’s Retirement, the Participant shall be entitled to receive a Retirement Benefit, in an amount calculated in accordance with Section 3.1. The benefit shall be paid in annual installments over the lifetime of the Participant, but not less than fifteen (15) years, unless the Participant makes a timely election to receive actuarially adjusted benefits (based on reasonable actuarial assumptions established in advance by the Administrator pursuant to Section 11.5 of the Plan) payable over the joint lives of the Participant and his or her spouse. Payments shall begin on the Settlement Date following Retirement. An election to change the form of benefit payout may be made at any time prior to Retirement by submitting to the Administrator the form provided for such purpose but elections shall not be effective unless made no less than thirteen (13) calendar months prior to Termination of Employment.

4.2     Termination Benefit. In the event of the Participant’s Termination of Employment prior to the Retirement Eligibility Date (other than by reason of Disability or death), the Participant shall be entitled to receive a Termination Benefit, in an amount calculated in accordance with Section 3.2. The benefit shall be paid in annual installments over the lifetime of the Participant, but no less than fifteen (15) years, unless the Participant makes a timely election to receive actuarially adjusted benefits (based on reasonable actuarial assumptions established in advance by the Administrator pursuant to Section 11.5 of the Plan) payable over the joint lives of the Participant and his or her spouse. Payments shall begin on the Settlement Date following the Participant’s Retirement Eligibility Date. An election to change the form of benefit payout may be made at any time prior to Termination of Employment by submitting to the Administrator the form provided for such purpose but elections shall not be effective unless made no less than thirteen (13) calendar months prior to Termination of Employment.

ARTICLE 5

Death Benefits

5.1     Survivor Benefit Before Benefits Commence. If the Participant dies prior to commencement of benefits under Article 4 or 6, the Company shall pay to the Participant’s Beneficiary a death benefit equal to the Participant’s accrued benefit as of the date of death based on reasonable actuarial and mortality assumptions which have been selected at the discretion of the Administrator. The death benefit shall be paid in a single lump sum on the Settlement Date following the date the Participant’s death is established by reasonable documentation.

5.2     Survivor Benefit After Benefits Commence. If the Participant dies after benefits have commenced under Article 4 or 6 but prior to completion of the minimum (15) year payout period and the Participant has not elected to receive the benefits in the form of a joint annuity, benefit payments shall continue to be paid to the Survivor over the balance of the fifteen (15) year minimum benefit payout period. If the Participant has elected to receive the benefit in the form of a joint annuity, no death benefit shall be payable upon the death of the Participant unless that Participant predeceases the other person who’s life has been covered under the joint annuity, in which case the benefits shall be payable to the joint annuitant over the balance of his or her life.

ARTICLE 6

Disability

6.1     Disability. In the event of Termination of Employment by reason of Disability prior to the Retirement Eligibility Date, the Participant shall be entitled to receive the Retirement Benefit provided under Sections 3.1, except that (i) the annual payments shall begin on the Settlement Date following Termination of Employment by reason of Disability; and (ii) the annual payments shall be paid over fifteen (15) years and not in the form of a single or joint life annuity.

ARTICLE 7

Amendment or Termination of Plan

7.1     Amendment or Termination of Plan. The Company may, at any time, direct the Administrator to amend or terminate the Plan, except that no such amendment or termination may reduce a Participant’s accrued benefit. If the Company terminates the Plan, the date of such termination shall be treated as a Termination of Employment for the purpose of calculating Plan benefits and the Company shall pay to each Participant the benefits such Participant would be entitled to receive under Section 4.1 of the Plan over the same period such benefits would otherwise have been payable under the terms of the Plan.

ARTICLE 8

Beneficiaries

8.1     Beneficiary Designation. The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant’s death. The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Administrator during the Participant’s lifetime on a form prescribed by the Administrator.

8.2     Revision of Designation. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant’s new spouse has previously been designated as Beneficiary.

8.3     Successor Beneficiary. If the primary Beneficiary dies prior to complete distribution of the benefits provided in Article 5, the remaining Account balance shall be paid to the contingent Beneficiary elected by the Participant in the form of a lump sum payable no later than the last day of the month following the month in which the primary Beneficiary’s death is established.

8.4     Absence of Valid Designation. If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce,

or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant’s benefits, then the Administrator shall direct the distribution of such benefits to the Participant’s estate.

ARTICLE 9

Administration/Claims Procedures

9.1     Administration. The Plan shall be administered by the Administrator, which shall have the exclusive right and full discretion (i) to interpret the Plan, (ii) to decide any and all matters arising hereunder (including the right to remedy possible ambiguities, inconsistencies, or admissions), (iii) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan and (iv) to make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan. All interpretations of the Administrator with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby. No member of the Administrator shall be liable for any determination, decision, or action made in good faith with respect to the Plan. The Company will indemnify and hold harmless the members of the Administrator from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons’ duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

9.2     Notice of Right to Claim Benefits. The Administrator shall be the “named fiduciary” and shall notify the Participant and, where appropriate, the Beneficiary, of a right to claim benefits under the Plan, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claim should be filed.

9.3     Claims Procedures. Any Participant, former Participant or Beneficiary may file a written claim with the Administrator setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. The Administrator shall determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. If additional information is necessary to make a determination on a claim, the claimant shall be advised of the need for such additional information within forty-five (45) days after the date of the claim. The claimant shall have up to one hundred and eighty (180) days to supplement the claim information, and the claimant shall be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred and eighty (180) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based, (iii) description of any additional material or information that is necessary to process the claim, and (iv) an explanation of the procedure for further reviewing the denial of the claim (including applicable time limits and a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse determination on review).

9.4     Review Procedures. Within sixty (60) days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial. Such review shall be undertaken by the Administrator and shall be a full and fair review. The claimant shall have the right to review all pertinent documents. The Administrator shall issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the claimant’s request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based.

ARTICLE 10

Conditions Related to Benefits

10.1     Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. Those benefits shall be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law.

10.2     No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

10.3     Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the Participant refuses to so cooperate, the Company shall have no further obligation to the Participant under the Plan.

10.4     Withholding. The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax with-holding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required, including, without limitation, by the reduction of other amounts payable to the Participant.

10.5     Assumptions and Methodology. The Administrator shall establish the actuarial assumptions and method of calculation used in determining the present or future value of benefits, earnings, payments, fees, expenses or any other amounts required to be calculated under the terms of the Plan. The Administrator shall also establish reasonable procedures regarding the form and timing of installment payments. Such assumptions and methodology shall be outlined in detail in procedures established by the Administrator and made available to Participants and may be changed from time to time by the Administrator.

10.6     Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall in all events be subject to the claims of the Company’s general creditors. Benefits paid to the Participant from any such trust or trusts shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

ARTICLE 11

Miscellaneous

11.1     Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

11.2     Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

11.3     Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

11.4     Captions. The captions of the articles, paragraphs and sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.5     Validity. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

11.6     Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan shall not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

11.7     Notice. Any notice or filing required or permitted to be given to the Company or the Participant under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Administrator, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Administrator.

11.8     Errors in Benefit Statement or Distributions. In the event an error is made in a benefit statement, such error shall be corrected on the next benefit statement following the date such error is discovered. In the event of an error in a distribution, the Participant’s Account shall, immediately upon the discovery of such error, be adjusted to reflect such under or over payment and, if possible, the next distribution shall be adjusted upward or downward to correct such prior error. If the remaining amounts payable to a Participant under this Plan are insufficient to cover an erroneous overpayment, the Company may, at its discretion, offset other amounts payable to the Participant from the Company (including but not limited to salary, bonuses, expense reimbursements, severance benefits or other employee compensation benefit arrangements, as allowed by law) to recoup the amount of such overpayment(s).

11.9     Inability to Locate Participant or Beneficiary. It is the responsibility of a Participant to apprise the Administrator of any change in address of the Participant or Beneficiary. In the event that the Administrator is unable to locate a Participant or Beneficiary for a period of three (3) years, the Participant’s Account shall be forfeited to the Company.

11.10     ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA and shall be construed in a manner consistent therewith.

11.11     Applicable Law. The Plan shall be governed and construed in accordance with federal law. To the extent that any issue should arise with respect to the Plan in a context where state law is not preempted by ERISA, the laws of the State of Maryland shall govern.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this                      day of                     , 2004.

PROVIDENT BANK, a Maryland corporation

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